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                                                                     EXHIBIT 5.1

                                  June 6, 1996


CardioVascular Dynamics, Inc.
13900 Alton Parkway
Suite 122
Irvine, CA 92718

                  Re:  Registration Statement on Form S-1

Ladies and Gentlemen:

                  We have examined the Registration Statement on Form S-1 originally filed by CardioVascular Dynamics, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") on May 3, 1996, as thereafter amended or supplemented (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 3,910,000 shares of the Company's Common Stock (the "Shares"). The Shares include an over-allotment option to the Underwriters to purchase up to 510,000 additional shares of the Company's Common Stock and are to be sold to the Underwriters as described in the Registration Statement for resale to the public. As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

                  It is our opinion that, upon conclusion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, the Shares, when issued and sold in the manner described in the Registration Statement, will be validly issued, fully paid and nonassessable.

                  We consent to the use of this Opinion as an exhibit to said Registration Statement, and further consent to the use of our name wherever appearing in said Registration Statement, including the prospectus constituting a part thereof, and in any amendment thereto.

                                            Very truly yours,

                                            /s/ Brobeck, Phleger & Harrison LLP
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                                            Brobeck, Phleger & Harrison LLP